UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - August 8, 2017

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael W. Osborne to the Board of Directors

On August 8, 2017, the board of directors of IEC Electronics Corp. (the “Company”), upon the recommendation of the nominating and governance committee of the board, appointed Michael W. Osborne to fill the vacancy created on the board by the resignation of Eric B. Singer. Mr. Osborne will serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Osborne will also serve on the nominating and governance committee. Mr. Osborne will be eligible to receive compensation for his board and committee service consistent with that provided to all non-employee directors.

Mr. Osborne, age 46, is the Chief Revenue Officer at Angelica Corporation, a provider of healthcare linen and medical laundry services, where he is responsible for sales, marketing and customer service and also provides oversight of Angelica’s turnaround key initiatives and leads the development of long-term strategic growth. Prior to joining Angelica in June 2017, from October 2016 to April 2017, Mr. Osborne served as a Senior Vice President of Steel Partners, a private investment firm, providing advisory services to its public holding company, Steel Partners Holdings L.P. (NYSE:SPLP) and its hedge fund. From June 2012 to February 2016, he served as Senior Vice President, Corporate Development and from January 2009 to June 2012 as Senior Vice President, Business Development and Supply Chain at Sparton Corporation (NYSE:SPA), a provider of design, development and manufacturing services for complex electromechanical devices. Mr. Osborne holds a Bachelor of Science degree in Manufacturing Systems Engineering from Kettering University (formerly GMI Engineering & Management Institute), and a Master of Jurisprudence degree in Business Law from Loyola University, Chicago School of Law.

There was no arrangement or understanding between Mr. Osborne and any other person with respect to his appointment to the board. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Osborne, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Resignation of Eric B. Singer from the Board of Directors

On August 8, 2017, Eric B. Singer, a director of the Company, advised the Company that he is resigning from the Company’s board of directors, effective immediately, due to other commitments. There were no disagreements between Mr. Singer and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	August 11, 2017	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer